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                                                                  Exhibit 23.05


                    Consent of Houlihan Lokey Howard & Zukin


Re: NTS Realty Holdings Limited Partnership Form S-4

We hereby consent to the use of our Fairness Opinion included in the Form S-4 Registration Statement under the Securities Act of 1933, and we further consent to all references to our firm under the headings "Fairness Opinion and Appraisals" in the Form S-4, and to the use of our name wherever appearing in this Form S-4 Registration Statement and supplements.

Dated: February 2, 2004

                    /s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                    Houlihan Lokey Howard & Zukin Financial Advisors, Inc.